Exhibit 99.1
FOR IMMEDIATE RELEASE
Lam Research Corporation Contact:
Kathleen Bela, Investor Relations, phone: 510/572-4566, e-mail: kathleen.bela@lamresearch.com
Lam Research Corporation Announces Earnings for the Quarter Ended
December 24, 2006
FREMONT, Calif., January 17, 2007 —Lam Research Corporation (NASDAQ: LRCX) highlights for the December 2006 quarter were:

· Revenue:	$633.4 million
· Operating Margin:	30.7%
· Net Income:	$167.3 million
· Diluted EPS:	$1.15
Lam Research Corporation today announced earnings for the quarter ended December 24, 2006. Revenue for the period was $633.4 million and net income was $167.3 million, or $1.15 per diluted share, compared to revenue of $604.4 million and net income of $183.5 million, or $1.27 per diluted share for the September 2006 quarter. Ongoing net income was $167.3 million, or $1.15 per diluted share in the December 2006 quarter compared with ongoing net income of $163.9 million, or $1.13 per diluted share, for the September 2006 quarter, reflecting the Company’s investment in support of its long-term market share and product growth objectives.
Gross margin for the December 2006 quarter was $322.9 million, or 51.0 percent, compared to gross margin of $313.2 million, or 51.8 percent, for the September 2006 quarter. Operating expenses increased during the quarter to $128.4 million compared to operating expenses of $118.3 million for the September 2006 quarter, driven by investments supporting the Company’s etch market share growth and new product development for markets adjacent to etch.
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Lam Announces Earnings for the December 2006 Quarter	Page 2 of 8
The Company’s ongoing results exclude certain items noted below. Management uses the presentation of ongoing results to evaluate the Company’s operating and financial results. The Company believes the presentation of ongoing results is useful to investors for analyzing ongoing business trends, comparing performance to prior periods, and enhancing the investor’s ability to view the Company’s results from management’s perspective. A table presenting a reconciliation of ongoing performance to results under U.S. Generally Accepted Accounting Principles (GAAP) is included at the end of this press release and on the Company’s web site. In the December 2006 quarter, there were no significant differences between the ongoing results and the results under GAAP. The September 2006 quarter ongoing presentation removes the effects of a legal judgment in favor of the Company of $15.8 million recorded in other income, net, which was previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 25, 2006, and the successful resolution of certain foreign tax matters resulting in a net tax benefit of $10.0 million.
New orders recorded in backlog increased 7 percent sequentially to $779 million. The geographic distribution of new orders and revenue during the December 2006 quarter is shown in the following table:

Region	New Orders	Revenue
North America	16%	17%
Europe	10%	10%
Japan	11%	16%
Korea	21%	20%
Asia Pacific	42%	37%
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Lam Announces Earnings for the December 2006 Quarter	Page 3 of 8
Cash and cash equivalents, short-term investments and restricted cash and investments balances were $1.6 billion at the end of December, and cash flows provided by operating activities were $162.0 million during the quarter. Condensed Consolidated Statements of Cash Flows are included at the end of this press release. Deferred revenue and deferred profit balances were $284.4 million and $176.8 million, respectively. At the end of the period, unshipped orders in backlog were approximately $719 million, and the anticipated future revenue value of orders shipped from backlog to Japanese customers that are not recorded as deferred revenue was approximately $64 million.
“Lam Research demonstrated strong financial and operating performance in the December quarter across key metrics,” stated Steve Newberry, Lam Research’s president and chief executive officer. “The results concluded what was an outstanding calendar 2006 in which the company generated record cash from operations, three consecutive quarters of 30 percent-plus operating margins, and 121 percent growth in operating income over calendar 2005. We saw significant market share gains in our etch markets and strong growth in our spares and services businesses reflecting the trust and confidence our customers have in Lam Research.”
“In 2007 we will seek to continue achieving the benefits of our business model and expand upon the momentum in our core etch businesses. We are making excellent progress in our activities associated with our expansion into markets adjacent to etch and are confident that our new products will deliver the type of best-in-class, yield enhancing results that our customers have come to expect from Lam Research,” Newberry concluded.
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Lam Announces Earnings for the December 2006 Quarter	Page 4 of 8
Statements made in this press release which are not statements of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate, but are not limited, to the future revenue value of orders shipped from backlog to Japanese customers, the future relationships between Lam Research and its customers, the benefits of our business model, the momentum of our core etch business, our expansion into markets adjacent to etch and the results delivered by our new products. Some factors that may affect these forward-looking statements include: changing business conditions in the semiconductor industry and the overall economy and our plans for reacting to those changes, changing customer demands, success of our competitors’ strategies including their development of new technologies, and the technical challenges presented by our current product offerings as well as our new products. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including specifically the report on Form 10-K for the year ended June 25, 2006, and Form 10-Q for the quarter ended September 24, 2006, which could cause actual results to vary from expectations. The Company undertakes no obligation to update the information or statements made in this press release.
Lam Research Corporation is a major provider of wafer fabrication equipment and services to the world’s semiconductor industry. Lam’s common stock trades on The NASDAQ Global Select MarketSM under the symbol LRCX. Lam is a NASDAQ-100® company. The Company’s World Wide Web address is http://www.lamresearch.com.
Consolidated Financial Tables Follow
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Lam Announces Earnings for the December 2006 Quarter	Page 5 of 8
LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data and percentages)

	Three Months Ended			Six Months Ended
	December 24,	September 24,	December 25,	December 24,	December 25,
	2006	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Total revenue	$633,400	$604,387	$358,245	$1,237,787	$679,152
Cost of goods sold	310,484	291,223	180,735	601,707	345,563

Gross margin	322,916	313,164	177,510	636,080	333,589
Gross margin as a percent of revenue	51.0%	51.8%	49.5%	51.4%	49.1%
Research and development	69,060	61,623	55,742	130,683	106,984
Selling, general and administrative	59,351	56,708	44,859	116,059	90,014

Total operating expenses	128,411	118,331	100,601	246,742	196,998
Operating income	194,505	194,833	76,909	389,338	136,591
Operating margin as a percent of revenue	30.7%	32.2%	21.5%	31.5%	20.1%
Other income, net	13,092	30,348	9,308	43,440	17,796

Income before income taxes	207,597	225,181	86,217	432,778	154,387
Income tax expense	40,271	41,663	8,439	81,934	27,118

Net income	$167,326	$183,518	$77,778	$350,844	$127,269

Net income per share:
Basic	$1.18	$1.29	$0.57	$2.47	$0.93

Diluted	$1.15	$1.27	$0.55	$2.42	$0.89

Number of shares used in per share calculations:
Basic	142,306	141,928	136,572	142,120	136,499

Diluted	145,346	144,850	142,525	145,102	142,209

Lam Announces Earnings for the December 2006 Quarter	Page 6 of 8
LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 24,	September 24,	June 25,
	2006	2006	2006
	(unaudited)	(unaudited)	(1)
Assets:
Cash and cash equivalents	$629,117	$1,031,348	$910,815
Short-term investments	574,845	233,284	139,524
Accounts receivable, net	456,427	379,869	407,347
Inventories	212,299	188,179	168,714
Other current assets	83,968	87,920	79,969

Total current assets	1,956,656	1,920,600	1,706,369
Property and equipment, net	97,034	56,786	49,893
Restricted cash and investments	415,038	470,038	470,038
Goodwill	55,892	—	—
Intangible assets, net	64,641	—	—
Other assets	90,445	86,937	87,044

Total assets	$2,679,706	$2,534,361	$2,313,344

Liabilities and stockholders’ equity:
Current liabilities	$638,363	$584,244	$566,226

Long-term debt	$300,000	$350,000	$350,000
Other long-term liabilities	833	924	969
Stockholders’ equity	1,740,510	1,599,193	1,396,149

Total liabilities and stockholders’ equity	$2,679,706	$2,534,361	$2,313,344

(1)	Derived from audited financial statements.

Lam Announces Earnings for the December 2006 Quarter	Page 7 of 8
LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	December 24,	September 24,	December 25,	December 24,	December 25,
	2006	2006	2005	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$167,326	$183,518	$77,778	$350,844	$127,269
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,760	6,527	4,995	15,287	11,027
Deferred income taxes	7,424	6,419	(647)	13,843	14,727
Equity-based compensation	6,664	6,251	6,044	12,915	11,290
Income tax benefit on equity-based compensation plans	20,367	1,872	—	22,239	—
Excess tax benefit on equity-based compensation plans	(14,086)	(1,264)	—	(15,350)	—
Other, net	(1,551)	420	109	(1,131)	1,951
Change in working capital accounts	(32,866)	12,884	23,126	(19,982)	(7,478)

Net cash provided by operating activities	162,038	216,627	111,405	378,665	158,786

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures and intangible assets	(13,966)	(12,920)	(5,036)	(26,886)	(9,694)
Acquisition of Bullen Ultrasonics, Inc. assets	(177,108)	—	—	(177,108)	—
Transfer of restricted cash and investments	55,000	—	—	55,000	—
Net sales (purchases) of available-for-sale securities	(340,774)	(90,923)	14,191	(431,697)	65,789

Net cash provided by/(used for) investing activities	(476,848)	(103,843)	9,155	(580,691)	56,095

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt and capital lease	(50,028)	(44)	—	(50,072)	—
Excess tax benefit on equity-based compensation plans	14,086	1,264	—	15,350	—
Treasury stock purchases	(75,285)	(1,048)	(61,917)	(76,333)	(140,607)
Reissuances of treasury stock	—	5,990	—	5,990	5,137
Proceeds from issuance of common stock	22,662	1,739	61,926	24,401	74,100

Net cash provided by/(used for) financing activities	(88,565)	7,901	9	(80,664)	(61,370)

Effect of exchange rate changes on cash	1,144	(152)	(1,605)	992	(1,979)
Net increase in cash and cash equivalents	(402,231)	120,533	118,964	(281,698)	151,532
Cash and cash equivalents at beginning of period	1,031,348	910,815	514,818	910,815	482,250

Cash and cash equivalents at end of period	$629,117	$1,031,348	$633,782	$629,117	$633,782

Lam Announces Earnings for the December 2006 Quarter	Page 8 of 8
Reconciliation of U.S. GAAP Net Income to Ongoing Net Income
(in thousands, except per share data and percentages)

	Three Months Ended
	December 24,	September 24,
	2006	2006
U.S. GAAP net income	$167,326	$183,518
Net tax benefit on successful resolution of certain foreign tax matters	—	(9,959)
Pre-tax legal judgment — other income, net	—	(15,834)
Tax expense on legal judgment	—	6,128

Ongoing net income	$167,326	$163,853

Ongoing net income per diluted share	$1.15	$1.13

Number of shares used for diluted per share calculation	145,346	144,850
U.S. GAAP income tax rate	19.4%	18.5%
Ongoing income tax rate	19.4%	21.7%